UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Convertible Promissory Note

As previously disclosed in the Current Report on Form 8-K filed by Mangoceuticals, Inc. (the “Company”, “we” and “us”) with the Securities and Exchange Commission (the “SEC” or the “Commission”), on May 6, 2025, on May 2, 2025, the Company borrowed $100,000 from The Tiger Cub Trust, which trust is controlled by the Company’s Chief Executive Officer and Chairman, Jacob D. Cohen (“Tiger Cub”), which loan was evidenced by a Promissory Note dated May 2, 2025 (the “Promissory Note”). The Promissory Note bears interest at 18% per annum, compounded monthly, with accrued interest payable in full on the maturity date, subject to acceleration and prepayment terms as described below. The Promissory Note matures on the earlier of (i) May 2, 2026 (the “Stated Maturity Date”), (ii) the date on which Tiger Cub provides written notice of acceleration following an event of default or other specified triggering event, and (iii) five (5) business days following the closing of a Qualified Funding (a “Mandatory Prepayment”). “Qualified Financing” means a fundraising by the Company, other than in connection with the sale of notes on substantially similar terms as this Promissory Note, after the date of the Promissory Note, for the principal purpose of raising capital.

On, and effective on July 21, 2025, the Company entered into an Agreement to Amend Promissory Note (the “Agreement to Amend”), with Tiger Cub, pursuant to which (a) Tiger Cub and the Company agreed to amend and restate the Promissory Note into an Amended and Restated Convertible Promissory Note (the “A&R Note”); and (b) the Company granted Tiger Cub warrants to purchase 50,000 shares of common stock (the “Tiger Cub Warrants”). The Agreement to Amend included certain representations and warranties to Tiger Cub. The A&R Note amended and restated the Promissory Note to (a) provide Tiger Cub the option to convert the principal and accrued interest under the note into shares of common stock of the Company at a conversion price each to the greater of (x) (1) $1.50; (2) if the A&R Note was entered into prior to the close of market on the date entered into, the greater of (i) the consolidated closing bid price, and the (ii) closing price, of the common stock of the Company on the last trading day prior to the date the A&R Note was entered into, plus $0.125; and (3) if the A&R Note was entered into after the close of market on the date entered into, the greater of (i) the consolidated closing bid price, and the (ii) closing price, of the common stock of the Company on the date the A&R Note was entered into, plus $0.125, and (y) the lowest price per share of common stock which would not, under applicable rules of the Nasdaq Capital Market, require stockholder approval for such issuance of common stock in connection with a conversion, taking into account all securities issuable in connection therewith—which conversion price was $1.785; and (b) remove the Mandatory Prepayment requirement.

The Tiger Cub Warrants have an exercise price of $1.815 per share, a term through July 21, 2028 and cash only exercise rights.

The description of the Agreement to Amend, A&R Note and Tiger Cub Warrants above is not complete and is qualified in its entirety by the full text of the Agreement to Amend, A&R Note, and Tiger Cub Warrants, copies of which are attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, and which are incorporated by reference into this Item 1.01 in their entirety by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02 in its entirety.

The Company claims an exemption from registration for the issuance/grant of (a) the A&R Note (as discussed in Item 1.01, above); and (b) the Tiger Cub Warrants (as discussed in Item 1.01, above), pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the offer and sale of such shares and warrants did not involve a public offering and the recipients were “accredited investors” and had access to similar information as would be included in a registration statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing offers and sales and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If the Tiger Cub Warrants are exercised in full, a maximum of 50,000 shares of common stock of the Company would be issuable upon exercise thereof.

If the $100,000 A&R Note was converted in full, including $18,000 of interest which will accrue through maturity, based on the conversion price of $1.785 per share, a maximum of 66,107 shares of common stock of the Company would be issuable upon conversion thereof.

On July 16, 2025, Indigo Capital LP, which entity held a convertible promissory note in the principal amount of $500,000, converted the principal amount of such note, and accrued interest due through maturity of $90,000, into an aggregate of 393,333 shares of common stock of the Company at a conversion price of $1.50 per share, as set forth in the convertible promissory note. We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act for such issuance of common stock, as the securities were exchanged by us with our existing security holder in transactions where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 11, 2024, on April 5, 2024, the Company entered into an Equity Purchase Agreement (the “ELOC”) with Platinum Point Capital (the “Purchaser”) pursuant to which the Purchaser committed to purchase up to $25,000,000 of the Company’s common stock pursuant to the terms of the ELOC.

Pursuant to the ELOC, the Company, subject to certain conditions, is able to direct the Purchaser to purchase shares of the Company’s common stock (the “Advance Shares”) in a maximum amount of one hundred percent (100%) of the average daily trading volume over the five trading days preceding the applicable advance date. At any time and from time to time during the 2-year term of the ELOC (the “Commitment Period”), the Company may deliver a notice to Purchaser (the “Advance Notice”) and shall deliver the Advance Shares to Purchaser via DWAC on the next trading day. The purchase price (the “Purchase Price”) for the Advance Shares shall equal 90.0% of the gross proceeds received by the Purchaser for the resale of the Advance Shares during the three consecutive trading days immediately following the date an Advance Notice is delivered (the “Valuation Period”). The closing of an Advance Notice shall occur within two trading days following the end of the respective Valuation Period, whereby the Purchaser shall deliver the purchase price for the shares (the Purchase Price, less clearing costs and transfer agent fees) to the Company by wire transfer of immediately available funds.

On June 10, 2025, the Company delivered an Advance Notice to the Purchaser and sold the Purchaser 261,667 shares of common stock pursuant to the terms of the ELOC for $1.564458 per share for a total of $409,367, net of fees, discounts and expenses.

The issuance of the shares of common stock discussed above was exempt from registration pursuant to an exemption from registration provided by, Section 4(a)(2), and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient was an “accredited investor”. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The resale of the shares of common stock issuable pursuant to the ELOC has been registered by the Company under the Securities Act, on a registration statement declared effective by the Securities and Exchange Commission.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1*	Common Stock Purchase Warrant to purchase 50,000 shares of common stock, issued to Tiger Cub Trust dated July 21, 2025
10.2*	Agreement to Amend Promissory Note dated July 21, 2025, by and between Mangoceuticals, Inc. and to Tiger Cub Trust
10.3*	Amended and Restated Convertible Promissory Note dated July 21, 2025, by and between Mangoceuticals, Inc., as borrower, and to Tiger Cub Trust, as holder
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: July 22, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer